Exhibit 23.1


                         Consent of Independent Auditors


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of ANADIGICS, Inc. for the registration of $75,000,000 of its securities and to the incorporation by reference therein of our report dated January 24, 2003 with respect to the consolidated financial statements and schedule of ANADIGICS, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.




                                                     /s/ ERNST & YOUNG LLP


MetroPark, New Jersey
November 14, 2003